Exhibit 10.143

Signed version

[handwritten: 20201223-1]

Four-Party Payment Agreement

Agreement No.: SFFKXY-Qingdao Chengyang Medici-2020

Party A: Meihao Travel (Hangzhou) Automobile Technology Co., Ltd.

Party B: Qingdao Chengyang Medici Zhixing New Energy Automobile Co., Ltd.

Party C: Ideanomics lnc.

Party D: BYD (HK) CO LTD

Party A and Party B signed the "Auto Sale Contract" (hereinafter referred to as the "original contract") numbered [QCMMHT-Qingdao Chengyang Medici-2020] on [15 December 2020], which stipulates that Party B shall purchase [2000] BYD brand vehicles from Party A for a total price of RMB [224000000], in words [two hundred twenty-four million yuan].

The four parties of A, B, C and D, after friendly negotiation and following the principles of equality, voluntariness, fairness, and good faith, entered into this payment agreement (hereinafter referred to as "this Agreement") on [23 December 2020] for the down payment (RMB [22400000], in words: twenty-two million four hundred thousand yuan) of BYD brand new energy vehicles under the original contract.

1.In order to ensure that Party B pays the down payment to Party A in full and on time in accordance with this Agreement (Article 3.2.1 of the original contract is no longer applicable), Party C (the affiliated company of Party B) agrees to pay a deposit equivalent to the down payment of the original contract (hereinafter referred to as "guarantee") to Party A's designated account (i.e. Party D's bank account specified in Article 7 of this Agreement) on 23 December 2020 (U.S. time) after the signing of this Agreement, that is, the U.S. dollar equivalent of RMB [22400000] (the exchange rate shall be subject to the central parity of the RMB exchange rate in the inter-bank foreign exchange market announced by the China Foreign Exchange Trade System & National Interbank Funding Center authorised by the People’s Bank of China on 23 December 2020 (China time)), and a copy of the bank

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Signed version

receipt for the deposit shall be submitted to Party A and Party D for filing. The parties agree that Party D and Party A shall urge Party D to return all the deposit to the bank account designated by Party C (subject to the bank receipt) (i.e. the bank account of Party C as stipulated in Article 6 of this Agreement) within [2] working days after Party A receives the down payment made by Party B in accordance with this Agreement, otherwise, for each day overdue, Party D shall pay Party C an overdue fine (hereinafter referred to as "overdue fine") at the rate of 0.01%/day of the deposit. If Party D still fails to return the deposit and pay the overdue fine to Party C 30 days after Party A receives the down payment, Party B has the right to deduct the corresponding amount (deposit and overdue fine) from the balance agreed in the original contract.

2.After the signing of this Agreement, Party C agrees to provide necessary financial assistance for Party B to pay down payment to Party A through its affiliated companies, subject to the relevant laws and regulations of the State Administration of Foreign Exchange of the People's Republic of China. Party B shall pay such down payment to Party A after receiving the down payment equivalent to that paid by the affiliated company of Party C. Party B is obliged to pay Party A the down payment in full before [20 January 2021]. If Party B is unable to receive the amount equivalent to the down payment due to reasons other than Party C, Party C's affiliated company and Party B, and is then unable to make the down payment to Party A before [20 January 2021] (including but not limited to the documents required for foreign exchange supervision due to reasons other than Party C, Party C's affiliated company or Party B), the new path of down payment shall be negotiated by all parties. If Party B is still unable to make such down payment to Party A before [31 January 2021] after negotiation between the parties, Party A shall have the right to instruct Party D to return the remaining amount to Party C after deducting 0.01%/day of the overdue down payment from the deposit from 1 February 2021 to the actual payment date of Party B (excluding the date of down payment). If Party A still does not receive the down payment from Party B on 1 March 2021, the contract will be automatically terminated, and Party D has the right not to return the Party C's deposit.

3.Before Party B pays the down payment to Party A in accordance with this Agreement, if there is a serious breach of contract by Party B under the original contract, Party C agrees that Party A has

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the right to instruct Party D to deduct the penalty or compensation agreed in the original contract before returning the remaining deposit to Party C.

4.This Agreement shall be governed by the laws of the People's Republic of China (except for Hong Kong, Macau and Taiwan, where the rules for exclusion of conflict of laws apply). Disputes related to this Agreement shall be settled through friendly negotiation among the four parties. If the negotiation fails, a lawsuit shall be brought to the people's court with jurisdiction in the place where the contract is signed (Pingshan District, Shenzhen City).

5.This Agreement shall come into force after being signed and sealed by the legal representative or authorised representative of Party A, Party B, Party C and party D. This agreement is made in eight copies, two for each party.

6.Account of Party C under this Agreement:

Ideanomics Inc

Bank: Vectra Bank

SWIFT: ZFNBUS55

Account Number: 4093912758

7.Account of Party C under this Agreement:

BYD (HK) CO LTD

Bank: CITIBANK, N.A., HONGKONGBRANCH

SWIFT: CITIHKHX

Account Number: 1153218001 (USD)

8.This Agreement consists of four copies. Each party shall seal/sign on their respective copies and provide a scanned copy. All parties agree that the scanned copy has the same legal effect.

(The following has no text; it is the signature page of the "Four-Party Payment Agreement")

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Signed version

(The following is the signature page of the "Four-Party Payment Agreement")

Party A: Meihao Travel (Hangzhou) Automobile Technology Co., Ltd. (official seal) [seal: Meihao Travel (Hangzhou) Automobile Technology Co., Ltd. contract seal 33011003817 [partially illegible numbers]]

Address: Room 311-315, Building 2, 253 Tinglan Street, Qiaosi Sub-District, Yuhang District, Hangzhou City, Zhejiang Province

Party B: Qingdao Chengyang Medici Zhixing New Energy Automobile Co., Ltd. (official seal)

Address: A2 Office Zone, Fidelity International Trade City, 881 Qingwei Road, Chengyang Street, Chengyang District, Qingdao City, Shandong Province

Party C: Ideanomics Inc

Signature of legal representative or authorised representative:

Address: 55 Broadway, 19th Floor, New York, New York, USA

[stamp:
Party D: BYD (HK) CO LTD	For and on behalf of
BYD (H.K.) CO., LIMITED
[illegible signature]
Signature of legal representative or authorised representative:	Authorised Signature(s)]

Address: Unit 1712, 17/F, Tower 2, Grand Central Plaza, No.138 Shatin Rural Committee Rd, Shatin, HK.

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